Exhibit 99.1

NEWS RELEASE

Skyline Corporation 2520 By-Pass Road P. O. Box 743 Elkhart, Indiana 46515-0743 (574) 294-6521

Subject: Director Retirements                                                                               Approved by: JON S. PILARSKI

ELKHART, INDIANA — June 14, 2017

SKYLINE CORPORATION ANNOUNCES DIRECTOR RETIREMENTS

ELKHART, INDIANA – June 14, 2017 — Skyline Corporation (NYSE MKT: SKY) (“Skyline” or the “Company”) today announced that three long-time members of the Company’s Board of Directors, Jerry Hammes, William H. Lawson, and David T. Link, each have notified the Company of their respective intent to retire from the Board. Messrs. Hammes and Link will not stand for reelection to the Board at the Company’s upcoming 2017 Annual Meeting of Shareholders. Mr. Lawson will retire as of July 24, 2017. Their decisions to retire and not stand for reelection to the Board are not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Mr. Hammes, age 85, has served on the Board since 1986, Mr. Lawson, age 80, has served on the Board since 1973, and Mr. Link, age 80, has served on the Board since 1994. Each of the directors currently serves as a member of the Board’s Audit, Nominating and Corporate Governance, and Compensation Committees.

“On behalf of the Board of Directors and the Company, we thank Jerry, Bill, and Dave for their long and distinguished service on the Board and their dedication to Skyline, its shareholders, employees, and stakeholders, and the Northern Indiana community. We salute their tireless service to all of Skyline’s constituents over their combined 98 years of service on the Board. Jerry, Bill and Dave have exemplified Skyline’s commitment to integrity in all they have done,” said John C. Firth, the Chairman of the Board of Skyline. “The Company deeply appreciates the significant contributions Jerry, Bill, and Dave have made to the Company, and we wish them well in their future endeavors.”

The Board intends to nominate candidates for election to the Board at the upcoming 2017 Annual Meeting of Shareholders to fill the positions resulting from the retirements of Messrs. Hammes, Lawson, and Link and may appoint a director to fill the unexpired term of Mr. Lawson.

About Skyline Corporation

Skyline Corporation and its consolidated subsidiaries design, produce, and market manufactured housing, modular housing, and park models to independent dealers, developers, campgrounds, and manufactured housing communities located throughout the United States and Canada. The Company has eight manufacturing facilities in seven states. Skyline Corporation was originally incorporated in Indiana in 1959, as successor to a business founded in 1951, and is one of the largest producers of manufactured and modular housing in the United States. For more information, visit www.skylinecorp.com.

NEWS RELEASE

Skyline Corporation 2520 By-Pass Road P. O. Box 743 Elkhart, Indiana 46515-0743 (574) 294-6521

Subject: Director Retirements                                                                               Approved by: JON S. PILARSKI

Forward-Looking Statements

This release contains certain forward-looking information about Skyline that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe the Company’s objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline. Skyline cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: general economic conditions; availability of wholesale and retail financing; the health of the U.S. housing market as a whole; federal, state, and local regulations pertaining to the manufactured housing industry; the cyclical nature of the manufactured housing industry; general or seasonal weather conditions affecting sales; potential impact of natural disasters on sales and raw material costs; potential periodic inventory adjustments by independent retailers; interest rate levels; the impact of inflation; the impact of high or rising fuel costs; the cost of labor and raw materials; competitive pressures on pricing and promotional costs; the Company’s relationships with its shareholders, customers, and other stakeholders; catastrophic events impacting insurance costs; the availability of insurance coverage for various risks to the Company; market demographics; and management’s ability to attract and retain executive officers and key personnel.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning Skyline set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. Skyline assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.